SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2008

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

                            0-30318                                                                                              52-2181734
                            (Commission File Number)                                                        (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2008, John Harris informed inVentiv Health, Inc. (the "Company") that, due to a number of other business commitments, he would decline to stand for reelection to the Company's Board of Directors at the 2008 Annual Meeting of Stockholders.  Mr. Harris has been a member of the Company’s Board of Directors since May 2000.

It is anticipated that upon effectiveness of Mr. Harris' resignation, Craig Saxton, M.D., currently an independent member of the Company's Board of Directors, will replace Mr. Harris on the Audit Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

Date: May 27, 2008	By:	/s/ David Bassin
Name: David Bassin
Title: Chief Financial Officer and Secretary
(principal financial and accounting officer)